Exhibit 99.1

FOR IMMEDIATE RELEASE

National Commerce Corporation Elects Mark L. Drew to Board of Directors

BIRMINGHAM, AL (December 6, 2016) – National Commerce Corporation (Nasdaq: NCOM) (“NCC”), the parent company of National Bank of Commerce (“NBC”), headquartered in Birmingham, Alabama, today announced the election of Mark L. Drew to its board of directors effective January 1, 2017. Mr. Drew has also been elected to the board of NBC.

“I am very pleased to announce the addition of Mark Drew to our board of directors,” said John H. Holcomb, III, Chairman and Chief Executive Officer of NCC. “We have known and worked with Mark on many different fronts over the years. In addition to his extensive experience as a corporate lawyer, Mark will bring great judgment and candor to our boardroom discussions, and we welcome him to the board.”

Mark L. Drew serves as Executive Vice President and General Counsel of Protective Life Corporation, a $76 billion asset subsidiary of The Dai-ichi Life Insurance Company, Limited. Prior to his employment with Protective Life, Mr. Drew was the Managing Shareholder of Maynard, Cooper & Gale, P.C., a full-service law firm in Birmingham, Alabama. As a corporate lawyer, Mr. Drew served as counsel to private and public companies, including banking, insurance and other financial institutions, at both the board and transactional level. He has significant experience handling corporate transactions at the international level and has worked on matters in the Middle East, China, Europe, South America and Canada.

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Substantially all of the operations of National Commerce Corporation are conducted through the company’s wholly owned subsidiary, National Bank of Commerce. National Bank of Commerce operates seven full-service banking offices in Alabama (in Birmingham, Huntsville, Auburn-Opelika, and Baldwin County) and ten full-service banking offices in central and northeast Florida (in Vero Beach through National Bank of Commerce; in Longwood, Winter Park, Orlando, and Oviedo through United Legacy Bank, a division of National Bank of Commerce; and in Tavares, Port Orange, St. Augustine, and Ormond Beach through Reunion Bank of Florida, a division of National Bank of Commerce), as well as a loan production office in Atlanta, Georgia. National Bank of Commerce provides a broad array of financial services for commercial and consumer customers.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of NCC’s plans, objectives and expectations or those of its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in NCC’s Annual Report on Form 10-K for the year ended December 31, 2015 and described in any subsequent reports that NCC has filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and these statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Contact Information

William E. Matthews, V

Vice Chairman and Chief Financial Officer

National Commerce Corporation

(205) 313-8100

wmatthews@nationalbankofcommerce.com